EXHIBIT 32.2

CERTIFICATION

PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q/A of BankUnited Financial Corporation, a Florida corporation (the “Company”), for the three months ended March 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Quarterly Report”), I, Humberto L. Lopez, Senior Executive Vice President, Chief Financial Officer and Principal Accounting Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

SENIOR EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER

/s/ HUMBERTO L. LOPEZ
Humberto L. Lopez

Dated: June 13, 2008